As filed with the Securities and Exchange Commission on

                                               Registration No. 33-__________
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                       GLOBAL TELEMEDIA INTERNATIONAL, INC.
                (Exact name of issuer as specified in its charter)



                       Florida			                    	64-0708107
	           (State or other jurisdiction			        (I.R.S. Employer
         	of incorporation or organization)	   	  Identification No.)

          1121 Alderman Drive, Suite 200,	Alpharetta, Georgia			30202
             	(Address of principal executive offices)	       (Zip Code)



                CONSULTING CONTRACTS FOR CONSULTANTS AND ADVISORS
                             (Full title of the plan)

                               -------------------

                                 Roderick McClain
                         1121 Alderman Drive, Suite 200
                           Alpharetta, Georgia  30202
                                  (770) 667-6088
                     (Name and address of agent for service)

                                     Copy to:

                               Bruce Brashear, Esq.
                           920 North 8th Avenue, Suite A
                            Gainesville, Florida  32601
                                  (904) 336-0800

                                -------------------

                          CALCULATION OF REGISTRATION FEE

================================================================================
                                       Proposed     Proposed
                                       maximum      maximum
                                       offering     aggregate    Amount of
Title of securities    Amount to be    price per    offering     registration
 to be registered      registered(1)   share(1)     price(1)     fee (1)
================================================================================

Common stock
($.004 par value)      450,000 shares  $ 0.5625      $ 262,480   $   100
================================================================================

     (1) Pursuant to Rule 457 (h), the maximum offering price was calculated based upon the closing price of the Company's Common Stock on October 9, 1996.

                        GLOBAL TELEMEDIA INTERNATIONAL, INC.

        CROSS REFERENCE SHEET REQUIRED BY ITEM 501 (b) OF REGULATION S-K



1.	Forepart of Registration State-	              Facing Page of Registration
  	ment and Outside Front Cover		                Statement and Cover Page of
  	Page of Prospectus				                        Prospectus

2.	Inside Front and Outside Back	                Inside Cover Page of Pro-
  	Cover Pages of Prospectus		                   spectus and Outside Cover
                                            					Page of Prospectus

3.	Summary Information, Risk Fac-	               Not Applicable
  	tors and Ratio of Earnings to
  	Fixed Charges

4.	Use of Proceeds				                           Not Applicable

5.	Determination of Offering Price	              Not Applicable

6.	Dilution					                                 Not Applicable

7.	Selling Security Holders			                   Sales by Selling Security
						                                           Holders

8.	Plan of Distribution			                       Cover Page of Prospectus
                                           						and Sales By Selling
                                           						Security Holders

9.	Description of Securities to be	              Description of Securities;
  	Registered			                                 Contracts with Consultants
                                            					and Advisors

10.	Interests of Named Experts and	              Legal Matters
   	Counsel

11.	Material Changes			                          Not Applicable

12.	Incorporation of Certain Infor-	             Incorporation of Certain
   	mation by Reference		                        Documents by Reference

13.	Disclosure of Commission Posi-	              Indemnification
   	tion on Indemnification for
   	Securities Act Liabilities

PROSPECTUS

                       GLOBAL TELEMEDIA INTERNATIONAL, INC.

                          450,000 Shares of Common Stock

                                ($.004 par value)

                        Issued Pursuant to the Company's
                    Contracts with Consultants and Advisors


     This Prospectus is part of a Registration Statement which registers an aggregate of 450,000 Shares of Common Stock, $.004 par value (such shares being collectively referred to as the "Shares") of Global TeleMedia International, Inc. (the "Company") which have been issued, as set forth herein, to consultants and advisors of the Company pursuant to written agreements (the "Agreements") providing for the issuance of the Shares. Such selling stockholders may sometimes hereafter be collectively referred to as the "Selling Security Holders". The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales.

     No person has been authorized by the Company to give any information or to make any representations other than those as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this prospectus nor any distribution of the Shares issuable under the terms of this Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                              -------------------
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------
     This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

               The date of this Prospectus is October 10, 1996.

PART I.	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.	Plan Information.

     The information required by Part I is included in documents to be sent or given to the participants.


                                 CONTRACTS WITH
                             ADVISORS AND CONSULTANTS


Securities Issued Under Agreements with Advisors and Consultants


     On July 31, 1996, the Company entered into a Consulting Agreement with Dupont Holdings Limited ("Dupont") pursuant to which the Company agreed to issue 300,000 shares of its Common Stock in part for consideration for public relations services to be provided by Dupont to the Company over an anticipated one year period commencing on the date of the Consulting Agreement. Under the terms of the Consulting Agreement, Dupont is to act as a public relations consultant and to provide services on behalf of the Company concerning interaction with and presentations to the brokerage and investment communities.

     On August 5, 1996, the Company entered into an Agreement with Alphatronics, Inc. ("Alpha") pursuant to which the Company agreed to issue 100,000 shares of its Common Stock in part for consideration for consulting and public relations services to be provided by Alpha to the Company. Under the terms of this Agreement, Alpha is to act as a financial public relations counsel with respect to existing and potential marketmakers, brokers, underwriters and investors.

Restrictions Under Securities Laws

     The sale of the Shares must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934.


ITEM 2.	Registration Information and Employee Plan Annual Information.

     Upon written or oral request, Global TeleMedia International, Inc., a Florida corporation (the "Registrant") will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All requests should be made to Corporate Secretary, Global TeleMedia International, Inc., 1121 Alderman Drive, Suite 200, Alpharetta, Georgia 30202, telephone (770) 667-6088.

                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates form the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded on the OTC Bulletin Board under the symbol "GTMI".

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 450,000 shares of the Company's Common Stock, issued advisors or consultants to the Company under the Agreements. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

     The documents listed in (a) through (d) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

          (a)	The Registrant's latest annual report or transitional report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or, in the case of the Registrant, either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (3) the Registrant's effective registration statement on Form 10 or 30F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

          (b)	The Registrant's Annual Report on Form 10-KSB for the year ended
December 31, 1995.

          (c)	The Registrant's Quarterly Reports on Form 10-QSB for the
quarters ended March 31, 1996 and June 39, 1996.

          (d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

          (e)	The description of the Common Stock of the Company which is
contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.	Description of Securities

Common Stock

     Holders of shares of Common Stock are entitled to a share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds, legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

     Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

Item 5.	Interests of Named Experts and Counsel

     Not Applicable.

Item 6.	Indemnification of Directors and Officers

     The Company has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief remain available under Florida law. In addition, each director will continue to be subject to liability for all (a) violations of criminal laws, unless a director has reasonable cause to believe his conduct is lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to any unlawful distribution and (d) willful misconduct or conscience disregard for the best interests of the Company in a proceeding by or in right of the Company to cure a judgment in its favor or in a proceeding by or in the right of a shareholder. This statute does not affect a director's responsibilities under any other law, such as the federal securities laws. The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacity if such person acted in good faith and in the manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable apse to believe his conduct was unlawful.

Item 7.	Exemption from Registration Claimed

     Inasmuch as the consultants and advisors, who received the Shares of the Company were knowledgeable, sophisticated or had access to comprehensive information relevant to the Company, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 8.	Exhibits

Exhibit			                    Description

4(a)	     	Agreement between Dupont Holdings Limited and the Company dated
           July 31, 1996.

4(b)		     Agreement between Alphatronics, Inc. and the Company dated August
           5, 1996.

(5)		      Opinion of Bruce Brashear relating to the issuance of shares of
           Common Stock pursuant to the above agreement.

(24.1)    	Consent of Bruce Brashear included in the opinion filed as exhibit
           (5) hereto.

(24.2)	    Consent of Tauber & Balser, P.C.

(24.3)	    Consent of Kaufman, Rossin & Co., P.A.

Item 9.	Undertakings

     (1)	The undersigned registrant hereby undertakes:

          (a)	To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (b)	That, for the purposes of determining any liability under the
Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (3)	Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification is against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta and the State of Georgia, on the 10th day of October, 1996.

                                    	GLOBAL TELEMEDIA INTERNATIONAL, INC.


                                  			By: /S/ Roderick A. McClain
                                     ------------------------------------
                                      			Roderick A. McClain
                                      			President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933,. as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature		                      Title			                   Date



/S/ Roderick A McClain      	President, Chief	          October 10, 1996
Roderick A. McClain	        	Executive Officer
                      		  			and Director


/S/ Herbert S. Perman       	Treasurer, Chief	           October 10, 1996
Herbert S. Perman		          Financial Officer,
					                        Principal Accounting
					                        Officer and Director


/S/ Geoffrey F. McClain     	Senior Vice 		              October 10, 1996
Geoffrey F. McClain		        President and
                        					Director

                             ********************

              EXHIBITS OF GLOBAL TELEMEDIA INTERNATIONAL, INC.

                                  FILED WITH

                        FORM S-8 REGISTRATION STATEMENT
                                FILED WITH THE
                       SECURITIES AND EXCHANGE COMMISSION

                             *********************

                                 EXHIBIT INDEX

                      GLOBAL TELEMEDIA INTERNATIONAL, INC.

Exhibit
Number 			            Description

4(a)	        	Agreement between Dupont Holdings Limited and the Company dated
              July 31, 1996.

4(b)		        Agreement between Alphatronics, Inc. and the Company dated
              August 5, 1996.

(5)	         	Opinion of Bruce Brashear relating to the issuance of shares of
              Common Stock pursuant to the above agreement.

(24.1)	       Consent of Bruce Brashear included in the opinion filed as exhibit (5) hereto.

(24.2)	       Consents of independent certified public accountants.

                                 EXHIBIT 4(a)


                Agreement between Dupont Holdings Limited and
                       the Company dated July 31, 1996.

                                                           					July 31, 1996



Dupont Holdings Limited
Post Office Box 13209
Grand Caymens, British West Indies
Cayman Business Park


     Re:	Client Services and Consulting Agreement

Gentlemen:

Formalizing our earlier discussions, this is to acknowledge and confirm the terms of our consulting agreement as follows:

     1.	Appointment of Dupont Holdings Limited.  Global TeleMedia
International, Inc. (the "Company") hereby engages Dupont Holdings, Limited ("Dupont") and Dupont hereby agrees to render services to the Company as a financial public relations investor.

    	2.	Duties of Dupont

        (a)	Dupont shall act, generally, as financial public relations
counsel, essentially acting (i) as liaison between the Company and its stockholders, (ii) as advisor to the Company with respect to existing and potential market makers, broker-dealers, underwriters and investors as well as being the liaison between the Company and such persons, and (iii) as advisor to the Company with respect to communications and information (e.g., interviews, press releases, stockholder reports, etc.) as well as planning, designing, developing, organizing, writing and distributing such communications and information.

        (b)	Dupont shall also assist in establishing and advising the Company with respect to: stockholder meetings, interviews of Company officers by the financial media; and interviews of Company officers by analysts, market makers, broker-dealers and other members of the financial community.

        (c)	Dupont shall seek to make the Company, its management, its
products and services, and its financial situation and prospects, known to the financial press and publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors and other members of the financial community as well as the financial media and the public generally.

        (d)	By of specific services, Dupont will:

           (i) Review and analyze all aspects of the Company's goals and make recommendations on feasibility and achievement of desired goals;

        			(ii)		  Review all of the general information and recent filings
        from the Company and oversee production of a corporate profile in brokerage style format to be approved by the Company prior to circulation;

        			(iii)		 Coordinate the necessary due diligence and obtain the
        required approvals necessary for those firms to participate.  Dupont will also interview and make determinations on any firms or brokers referred to it by the Company with regard to their participation;

        			(iv)		  Oversee the writing, designing and distribution of select
        broker mailings;

        			(v)		   Recommend all mediums best suited to best present the
        Company to the financial community and general public, including radio, television and print media; and

        			(vi)		  Assist the Company in the introduction and negotiations
        pertaining to any capital, debt or equity the Company may require.
        Such arrangement will be under separate agreement and for separate compensation.

     3.	Duties of the Company

        (a)	The Company shall supply Dupont, on a regular and timely basis, with all approved data and information about the Company, its management, its products and its operations, and the Company shall be responsible for advising Dupont of any facts which would affect the accuracy of any prior data and information previously supplied to Dupont so that Dupont may take corrective action.

        (b)	The Company shall promptly supply Dupont with:  full and complete copies of all filings with all federal and state securities agencies; full and complete copies of all stockholder reports and communications, whether or not prepared with Dupont's assistance; all data and information supplied to any analyst, broker-dealer, market maker or other member of the financial community; and all products/services brochures, sales materials, etc.

        (c)	The Company shall promptly notify Dupont of the filing of any registration statement for the sale of securities and of any other event which imposes any restrictions on publicity.

        (d)	The company shall contemporaneously notify Dupont if any
information or data being supplied to Dupont has not been generally released or promulgated.

     	4.	Term.  The term of this Consulting Agreement shall be for a twelve
(12) month period commencing on the date hereof, and Dupont agrees for a period of at least four (4) months from the date hereof to commit a predominant amount of its time and that of its sole stockholder to the affairs of the Company as contemplated hereby.

     5.	Compensation.  As compensation for its services hereunder, Dupont shall receive Three hundred thousand (300,000) shares of GTMI stock.

    	6.	Expenses.  Dupont shall be entitled to reimbursement by the Company of such reasonable out-of-pocket expenses as Dupont may incur in performing services under this Consulting Agreement.  Any expenses shall be approved in advance with the Company.

    	7.	Registration.  The Company agrees to provide Dupont with registration rights at the Company's cost and expense and include the Shares in a registration statement to be filed by the Company with the Securities and
Exchange Commission within the proximate future.

     8.	Confidentiality.  Dupont will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the term of this Consulting Agreement, any trade secrets or other information designated as confidential by the Company which is acquired by Dupont in the course of performing its services hereunder. (A trade secret is information not generally known to the trade which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning the filing or pendency of patent applications.) Any financial advise rendered by Dupont pursuant to this Consulting Agreement may not be disclosed publicly in any manner without prior written approval of the Company.

    	9.	Indemnification.  The Company agrees to indemnify and hold Dupont harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees [collectively the "Liabilities"]) joint and several, arising out of the performance of this Agreement, whether or not Dupont is a party to such dispute. This indemnity shall not apply, however, and Dupont shall indemnify and hold the Company, its affiliates, control persons, officers, directors, employees and agents harmless from and against all liabilities (i) arising in connection with any action, claim or judgment made or assessed against, Dupont, or any officer, director, shareholder, affiliate, employee or agent of Dupont, by any state or federal securities commission or authority (including, without limitation, the Securities and Exchange Commission and the National Association of Securities Dealers) with respect to the issuance or exercise of the issuance, transfer or registration of the Shares, or (ii) where a court of competent jurisdiction has made a final determination that Dupont has engaged in gross recklessness and willful misconduct in the performance of its services hereunder which gave rise to the losses, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provisions of this Consulting Agreement shall apply, and the Company shall perform its obligations hereunder to reimburse Dupont for its expenses.) The provisions of this Paragraph 9 shall survive the termination and expiration of this Consulting Agreement.

    10.	Independent Contractor.  Dupont and the Company hereby acknowledge that Dupont is an independent contractor. Dupont shall not hold itself out as, nor shall it take any action from which others might infer, that it is a partner of, agent of or a joint venturer of the Company.

    11. Miscellaneous. This Consulting Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the parties. This Consulting Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties. This Consulting Agreement shall be governed by the laws of the State of Florida. In the event of any dispute as to the terms of this Consulting Agreement, the prevailing party in any litigation shall be entitled to reasonable attorneys' fees.

     Please confirm that the foregoing correctly sets forth our understanding by signing the enclosed copy of this letter where provided and returning it to us at your earliest convenience.

                                    				Very truly yours,

                                       	GLOBAL TELEMEDIA INTERNATIONAL, INC.



                                      		By: /S/ Roderick A. McClain
                                        -------------------------------------
                                      		Roderick A. McClain
                                      		President and Chief Executive Officer

ACCEPTED AND AGREED TO as
of the 2 day of August, 1996.

Dupont Holdings Limited

By: /S/  Trevor Lloyd
Name: Trevor Lloyud
Title:  President

                                 EXHIBIT 4(b)

                   Agreement between Alphatronics, Inc. and
                       the Company dated August 5, 1996.

                                                       August 5, 1996



Alphatronics, Inc.
75-2603552
1511 Preston Road
Suite 107-203
Dallas, Texas  75240

     Re:	Client Services and Consulting Agreement

Gentlemen:

Formalizing our earlier discussions, this is to acknowledge and confirm the terms of our consulting agreement as follows:

     1.	Appointment of Alphatronics.  Global TeleMedia International, Inc.
(the "Company") hereby engages Alphatronics, Inc. ("Alpha") and Alpha hereby agrees to render services to the Company as a financial public relations investor.

     2.	Duties of Alpha

        (a)	Alpha shall act, generally, as financial public relations counsel, essentially acting (i) as liaison between the Company and its stockholders,
(ii) as advisor to the Company with respect to existing and potential market makers, broker-dealers, underwriters and investors as well as being the liaison between the Company and such persons, and (iii) as advisor to the Company with respect to communications and information (e.g., interviews, press releases, stockholder reports, etc.) as well as planning, designing, developing, organizing, writing and distributing such communications and information.

        (b)	Alpha shall also assist in establishing and advising the Company with respect to: stockholder meetings, interviews of Company officers by the financial media; and interviews of Company officers by analysts, market makers, broker-dealers and other members of the financial community.

        (c)	Alpha shall seek to make the Company, its management, its products and services, and its financial situation and prospects, known to the financial press and publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors and other members of the financial community as well as the financial media and the public generally.

        (d)	By of specific services, Alpha will:

           (i) Review and analyze all aspects of the Company's goals and make recommendations on feasibility and achievement of desired goals;

           (ii)		  Review all of the general information and recent filings
        from the Company and oversee production of a corporate profile in brokerage style format to be approved by the Company prior to circulation;

        			(iii)		 Coordinate the necessary due diligence and obtain the
        required approvals necessary for those firms to participate.  Alpha will also interview and make determinations on any firms or brokers referred to it by the Company with regard to their participation;

        			(iv)		  Oversee the writing, designing and distribution of select
        broker mailings;

        			(v)		   Recommend all mediums best suited to best present the
        Company to the financial community and general public, including radio, television and print media; and

        			(vi)		  Assist the Company in the introduction and negotiations
        pertaining to any capital, debt or equity the Company may require.
        Such arrangement will be under separate agreement and for separate compensation.

    	3.	Duties of the Company

        (a)	The Company shall supply Alpha, on a regular and timely basis, with all approved data and information about the Company, its management, its products and its operations, and the Company shall be responsible for advising Alpha of any facts which would affect the accuracy of any prior data and information previously supplied to Alpha so that Alpha may take corrective action.

        (b)	The Company shall promptly supply Alpha with:  full and complete copies of all filings with all federal and state securities agencies; full and complete copies of all stockholder reports and communications, whether or not prepared with Alpha's assistance; all data and information supplied to any analyst, broker-dealer, market maker or other member of the financial community; and all products/services brochures, sales materials, etc.

        (c)	The Company shall promptly notify Alpha of the filing of any registration statement for the sale of securities and of any other event which imposes any restrictions on publicity.

        (d)	The company shall contemporaneously notify Alpha if any
information or data being supplied to Alpha has not been generally released or promulgated.

     4.	Term.  The term of this Consulting Agreement shall be for a twelve
(12) month period commencing on the date hereof, and Alpha agrees for a period of at least four (4) months from the date hereof to commit a predominant amount of its time and that of its sole stockholder to the affairs of the Company as contemplated hereby.

     5.	Compensation.  As compensation for its services hereunder, Alpha shall receive 150,000 shares of Common Stock (the "Shares) of the Company. Investment restrictions shall be noted against the Shares.

     6.	Expenses.  Alpha shall be entitled to reimbursement by the Company of such reasonable out-of-pocket expenses as Alpha may incur in performing services under this Consulting Agreement. Any expenses shall be approved in advance with the Company.

     7.	Registration.  The Company agrees to provide Alpha with registration rights at the Company's cost and expense and include the Shares in a registration statement to be filed by the Company with the Securities and Exchange Commission within the proximate future.

     8.	Confidentiality.  Alpha will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the term of this Consulting Agreement, any trade secrets or other information designated as confidential by the Company which is acquired by Alpha in the course of performing its services hereunder. (A trade secret is information not generally known to the trade which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning the filing or pendency of patent applications.) Any financial advise rendered by Alpha pursuant to this Consulting Agreement may not be disclosed publicly in any manner without prior written approval of the Company.

     9.	Indemnification.  The Company agrees to indemnify and hold Alpha harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees [collectively the "Liabilities]) joint and several, arising out of the performance of this Agreement, whether or not Alpha is a party to such dispute. This indemnity shall not apply, however, and Alpha shall indemnify and hold the Company, its affiliates, control persons, officers, directors, employees and agents harmless from and against all liabilities (i) arising in connection with any action, claim or judgment made or assessed against, Alpha, or any officer, director, shareholder, affiliate, employee or agent of Alpha, by any state or federal securities commission or authority (including, without limitation, the Securities and Exchange Commission and the National Association of Securities Dealers) with respect to the issuance or exercise of the issuance, transfer or registration of the Shares, or (ii) where a court of competent jurisdiction has made a final determination that Alpha has engaged in gross recklessness and willful misconduct in the performance of its services hereunder which gave rise to the losses, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provisions of this Consulting Agreement shall apply, and the Company shall perform its obligations hereunder to reimburse Alpha for its expenses.) The provisions of this Paragraph 9 shall survive the termination and expiration of this Consulting Agreement.

     10.	Independent Contractor.  Alpha and the Company hereby acknowledge that Alpha is an independent contractor. Alpha shall not hold itself out as, nor shall it take any action from which others might infer, that it is a partner of, agent of or a joint venturer of the Company.

     11.	Miscellaneous.  This Consulting Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the parties. This Consulting Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties. This Consulting Agreement shall be governed by the laws of the State of Florida. In the event of any dispute as to the terms of this Consulting Agreement, the prevailing party in any litigation shall be entitled to reasonable attorneys' fees.

     Please confirm that the foregoing correctly sets forth our understanding by signing the enclosed copy of this letter where provided and returning it to us at your earliest convenience.

                                  		Very truly yours,

                                   	GLOBAL TELEMEDIA INTERNATIONAL, INC.



                                    	By: /S/ Roderick A. McClain
                                       	Roderick A. McClain
                                       	President and Chief Executive Officer

ACCEPTED AND AGREED TO as
of the 5th day of August, 1996.

Alphatronics, Inc.

By: /S/ John Potter
Name: John Potter
Title: President

                                 EXHIBIT 5


     Opinion of Bruce Brashear relating to the issuance of shares of Common Stock pursuant to the above agreement.

                                EXHIBIT 24.1


                          Consent of Bruce Brashear
              included in the opinion filed as exhibit (5) hereto

                            BRUCE BRASHEAR, ESQ.
                       Attorney and Counselor at Law
                       920 N.W. 8th Avenue, Suite A
                        Gainesville, Florida  32602




                               October 10, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

    	RE:	Registration Statement on Form S-8
		       Global TeleMedia International, Inc.

Gentlemen:

    	I have acted as counsel for Global TeleMedia International, Inc. (the "Company") in connection with the proposed offering to the following consultants by the Company:

               Alphatronics
               Dupont Holdings Ltd.

of common shares of Four Hundred Thousand (400,000) shares of the Company's Common Stock, $.004 par value (the "Common Stock"). In connection with the proposed offering and above-described registration statement, I have reviewed the following:

     1.	The Certificate of Incorporation and amendments thereto of the Company;

    	2.	The By-Laws and amendments thereto of the Company;

    	3.	The minute books of the Company;

    	On the basis of such investigation and examination of such other records as I deemed necessary, I am of the opinion that:

    	(a)	the Company has been duly incorporated and is validly existing under the laws of the State of Florida; and

    	(b)	The 400,000 shares of Common Stock issuable to the consultants have been duly authorized and will be legally issued by the Company and will be fully paid and nonassessable.

     I consent to the filing of this opinion as an Exhibit for the purpose of registering all or a portion of the Common Shares described in the Registration Statement on Form S-8 under the relevant state securities laws.



                            				Sincerely,


                            			/S/	Bruce Brashear, Esq.

                                EXHIBIT 24.2


                      Consent of Tauber & Balser, P.C.

                             TAUBER & BALSER, P.C.
                         Certified Public Accountants
                           3340 Peachtree Road, N.E.
                            Atlanta, Georgia  30326




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the incorporation in the Registration Statement on Form S-8, dated September 11, 1996, of Global TeleMedia International, Inc. of our report dated April 15, 1996, included in the 1995 Annual Report of Global TeleMedia International, Inc. on Form 10-KSB.


/S/ Tauber & Balser, P.C.
Tauber & Balser, P.C.
Atlanta, Georgia
October 10, 1996

                                 EXHIBIT 24.3


                     Consent of Kaufman, Rossin & Co., P.A.

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation in the registration statement on Form S-8 dated September 11, 1996 of Global TeleMedia International, Inc. of our audit of the consolidated financial statements of Global TeleMedia International, Inc. (the "Company") included in the Company's 1995 Annual Report on form 10-KSB for the year ended December 31, 1994, which report is incorporated by reference herein.



                                              /S/ Kaufman, Rossin & Co., P.A.
                                              KAUFMAN, ROSSIN & CO., P.A.


Miami, Florida
October 10, 1996